                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549

                                   FORM 8-K


                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): June 17, 1996




                     CRESCENT REAL ESTATE EQUITIES, INC.
            (Exact name of Registrant as specified in its Charter)



       Maryland                1-13038                    52-1862813
(State of Incorporation)  (Commission File  (IRS Employer Identification Number)
                               Number)

900 Third Avenue, Suite 1800
New York, New York                                          10022
(Address of Principal Executive Offices)                  (Zip Code)


                               (212) 836-4216
            (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

                                 REORGANIZATION

General

     On June 17, 1996, the stockholders of Crescent Real Estate Equities, Inc. ("Crescent-Maryland"), a Maryland corporation, approved a proposal authorizing the reorganization of Crescent-Maryland as a Texas real estate investment trust (a "Texas REIT") pursuant to the provisions of the Texas Real Estate Investment Trust Act (the "TRA"). The reorganization will be accomplished in a transaction exempt from federal income taxation by means of a merger of Crescent-Maryland into a newly formed Texas REIT ("Crescent-Texas"), pursuant to which each share of the common stock, par value $.01 per share, of Crescent-Maryland (the "Common Stock"), will be converted into a common share of beneficial interest, par value $.01 per share (the "Common Shares"), in Crescent-Texas. It is anticipated that the Common Shares will be listed on the New York Stock Exchange under the symbol "CEI" (in substitution of the shares of Common Stock of Crescent-Maryland presently listed on the Exchange), and it is expected that it will not be necessary for stockholders of the Company to surrender or exchange their existing stock certificates representing shares of the Common Stock of Crescent-Maryland for new stock certificates representing Common Shares of Crescent-Texas.

     The reorganization has been structured to preserve unchanged the existing business, purpose, tax status, management, capitalization and assets, liabilities and net worth (other than due to the costs of the transaction) of Crescent-Maryland and its subsidiaries (collectively, the "Company"), and the economic interests and voting rights of the stockholders of Crescent-Maryland (who will become the shareholders of Crescent-Texas as a result of the merger). The Board of Trust Managers and the executive officers of Crescent-Texas will be identical to, and will have the same terms of office, as the Board of Directors and executive officers of Crescent-Maryland. Crescent-Texas will assume all then-existing incentive compensation plans of Crescent-Maryland.

     PRIOR TO EFFECTING THE REORGANIZATION, THE BOARD OF DIRECTORS OF CRESCENT-MARYLAND MAY ABANDON OR TERMINATE THE REORGANIZATION UPON A DETERMINATION THAT IT IS NO LONGER IN CRESCENT-MARYLAND'S BEST INTEREST.

Description of Shares of Crescent-Texas

     The following sections describe the anticipated equity structure of Crescent-Texas following the reorganization described above. The equity structure of Crescent-Texas and the provisions of its Declaration of Trust and Bylaws are designed to duplicate the structure of Crescent-Maryland, including
existing Maryland corporate statutes.   Although the Board of Directors has the
right, prior to filing the Declaration of Trust of Crescent-Texas with the appropriate Texas regulatory authorities, to make ministerial and other changes approved by the Board if necessary or advisable to permit Crescent-Texas to comply fully with the TRA and the rules relating to qualification as a real estate investment trust for federal income tax purposes (a "REIT"), and also to conform to the provisions of the Articles of Incorporation of Crescent-Maryland, it is not anticipated that there will be any significant changes from either the existing equity structure of Crescent-Maryland or from the following description of the anticipated equity structure of Crescent-Texas.

     COMMON SHARES. The Declaration of Trust of Crescent-Texas will authorize the Board of Trust Managers of Crescent-Texas to issue up to 250,000,000 Common Shares, as well as 250,000,000 Excess Shares, par value $0.01 per share, issuable in exchange for Common Shares as described below under "Description of Shares of Crescent-Texas -- Ownership Limits and Restrictions on Transfer."

     Subject to such preferential rights as may be granted by the Board of Trust Managers in connection with the future issuance of Preferred Shares, holders of Common Shares are entitled to one vote per share on all matters to be voted on by shareholders and are entitled to receive ratably such dividends as may be declared on the Common Shares by the Board of Trust Managers in its discretion from funds legally available therefor. In the event of the liquidation, dissolution or winding up of Crescent-Texas, holders of Common Shares are entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of the holders of Preferred Shares. Holders of Common Shares have no subscription, redemption, conversion or preemptive rights. Matters submitted for shareholder approval generally require a majority vote of the shares present and voting thereon.

     PREFERRED SHARES. The Declaration of Trust of Crescent-Texas will authorize the Board of Trust Managers of Crescent-Texas to issue up to 100,000,000 preferred shares of beneficial interest, par value $.01 per share (the "Preferred Shares"), to establish one or more series of such Preferred Shares and to determine, with respect to any series of Preferred Shares, the preferences, rights and other terms of such series. It is not anticipated that any Preferred Shares will be outstanding following completion of the reorganization. Although the Board of Trust Managers has no present intention to do so, it could, in the future, issue a series of Preferred Shares which, due to its terms, could impede a merger, tender offer or other transaction that some, or a majority, of Crescent-Texas's shareholders might believe to be in their best interests or in which shareholders might receive a premium over then prevailing market prices for their Common Shares. The Declaration of Trust also will authorize the issuance of up to an aggregate of 100,000,000 Excess Shares issuable in exchange for Preferred Shares as described below under "Description of Shares of Crescent-Texas -- Ownership Limits and Restrictions on Transfer."

     OWNERSHIP LIMITS AND RESTRICTIONS ON TRANSFER. For Crescent-Texas to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), (i) not more than 50% in value of outstanding equity securities of all classes ("Equity Securities") may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year; (ii) the Equity Securities must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and (iii) certain percentages of Crescent-Texas's gross income must come from certain activities.

     To ensure that five or fewer individuals do not own more than 50% in value of the outstanding Equity Securities, Crescent-Texas's Declaration of Trust will provide generally that no holder may own, or be deemed to own by virtue of certain attribution provisions of the Code, more than 8.0% of the issued and outstanding Common Shares or more than 9.9% of the issued and outstanding shares of any series of Preferred Shares, except that Richard E. Rainwater, the Chairman of the Board of Crescent-Texas, and certain related persons together may own, or be deemed to own, by virtue of certain attribution provisions of the Code, up to 17.9% (the "Rainwater Ownership Limit") of the issued and outstanding Common Shares and up to 9.9% of the issued and outstanding shares of any series of Preferred Shares (collectively, the "Ownership Limit"). The Board of Trust Managers, upon receipt of a ruling from the IRS, an opinion of counsel, or other evidence satisfactory to the Board of Trust Managers, in its sole discretion, will be permitted to waive or change, in whole or in part, the application of the Ownership Limit with respect to any person that is not an individual (as defined in Section 542(a)(2) of the Code). In connection with any such waiver or change, the Board of Trust Managers will have the authority to require such representations and undertakings from such person or affiliates and to impose such other conditions as the Board deems necessary, advisable or prudent, in its sole discretion, to determine the effect, if any, of a proposed transaction or ownership of Equity Securities on Crescent-Texas's status as a REIT. The Board of Trust Managers also will have the authority to reduce the Rainwater Ownership Limit, with the written consent of Mr. Rainwater, after any transfer permitted by the Declaration of Trust.

     In addition, the Board of Trust Managers will have the right, from time to time, to increase the Common Shares Ownership Limit, except that it will not be permissible for the Board of Trust Managers (i) to increase the Ownership Limit or create additional limitations if, after giving effect thereto, Crescent-Texas would be "closely held" within the meaning of Section 856(h) of the Code, (ii) to increase either the Common Shares Ownership Limit or the Preferred Shares Ownership Limit to a percentage that is greater than 9.9%, or
(iii) to increase the Rainwater Ownership Limit. Prior to any modification of the Ownership Limit or the Rainwater Ownership Limit with respect to any person, the Board of Trust Managers will have the right to require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary, advisable or prudent, in its sole discretion, in order to determine or ensure Crescent-Texas's status as a REIT.

     Under the Declaration of Trust, the Ownership Limit will not be automatically removed even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limit is increased. In addition to preserving Crescent-Texas's status as a REIT for federal income tax purposes, the

Ownership Limit may prevent any person or small group of persons from acquiring control of Crescent-Texas.

     The Declaration of Trust of Crescent-Texas also will provide that if any issuance, transfer or acquisition of Equity Securities (i) would result in a holder exceeding the Ownership Limit, (ii) would cause Crescent-Texas to be beneficially owned by less than 100 persons, (iii) would result in Crescent-Texas being "closely held" within the meaning of Section 856(h) of the Code, or (iv) would otherwise result in the failure of Crescent-Texas to qualify as a REIT for federal income tax purposes, then such issuance, transfer or acquisition shall be null and void to the intended transferee or holder, and the intended transferee or holder will acquire no rights to the shares. Pursuant to the Declaration of Trust, Equity Securities owned, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize Crescent-Texas's status as a REIT under the Code automatically will be converted to Excess Shares. A holder of Excess Shares will not be entitled to distributions, voting rights and other benefits with respect to such shares except the right to payment of the purchase price for the shares and the right to certain distributions upon liquidation. Any dividend or distribution paid to a proposed transferee on Excess Shares pursuant to Crescent-Texas's Declaration of Trust will be required to be repaid to Crescent-Texas upon demand. Excess Shares will be subject to repurchase by Crescent-Texas at its election. The purchase price of any Excess Shares will be equal to the lesser of (a) the price in such proposed transaction or (b) either (i) if the shares are then listed on the New York Stock Exchange, the fair market value of such shares reflected in the average closing sales prices for the shares on the 10 trading days immediately preceding the date on which Crescent-Texas or its designee determines to exercise its repurchase right, or
(ii) if the shares are not then so listed, such price for the shares on the principal exchange (including the National Market System of the NASDAQ Stock Market on which the shares are listed, or (iii) if the shares are not then listed on a national securities exchange, the latest quoted price for the shares, or (iv) if not quoted, the average of the high bid and low asked prices if the shares are then traded over-the-counter, as reported by the NASDAQ Stock Market, or (v) if such system is no longer in use, the principal automated quotation system then in use, or (vi) if the shares are not quoted on such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares, or (vii) if there is no such market maker or such closing prices otherwise are unavailable, the fair market value, as determined by the Board of Trust Managers in good faith, on the last trading day immediately preceding the day on which notice of such proposed purchase is sent by Crescent-Texas. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then Crescent-Texas will have the option to deem the intended transferee of any Excess Shares to have acted as an agent on behalf of Crescent-Texas in acquiring such Excess Shares and to hold such Excess Shares on behalf of Crescent-Texas.

     Under the Declaration of Trust, Crescent-Texas will have the authority, at any time, to waive the requirement that Excess Shares be issued or be deemed outstanding in accordance with the provisions of the Declaration of Trust if the issuance of such Excess Shares or the fact that such Excess Shares is deemed to be outstanding would, in the opinion of nationally recognized tax counsel, jeopardize the status of Crescent-Texas as a REIT for federal income tax purposes.

     All certificates issued by Crescent-Texas representing Equity Securities will bear a legend referring to the restrictions described above.

     The Declaration of Trust of Crescent-Texas also will provide that all persons who own, directly or by virtue of the attribution provisions of the Code, more than 5.0% of the outstanding Equity Securities (or such lower percentage as may be set by the Board of Trust Managers), must file an affidavit with Crescent-Texas containing information specified in the Declaration of Trust no later than January 31 of each year. In addition, each shareholder will be required, upon demand, to disclose to Crescent-Texas in writing such information with respect to the direct, indirect and constructive ownership of shares as the trust managers deem necessary to comply with the provisions of the Code, as applicable to a REIT, or to comply with the requirements of a governmental authority or agency.

     The ownership limitations described above may have the effect of inhibiting or impeding acquisitions of control of Crescent-Texas by a third party. See "Certain Provisions of the Declaration of Trust, Bylaws and Texas Law," below.

Certain Provisions of the Declaration of Trust and Bylaws of Crescent-Texas and of Texas Law

     The Declaration of Trust and the Bylaws of Crescent-Texas will contain certain provisions that may inhibit or impede acquisition or attempted acquisition of control of Crescent-Texas by means of a tender offer, a proxy contest or otherwise. These provisions, which are like those for Crescent-Maryland, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Crescent-Texas to negotiate first with the Board of Trust Managers. Crescent-Texas believes that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and increase the likelihood of negotiations, which could outweigh the potential disadvantages of discouraging such proposals because, among other things, negotiation of such proposals might result in improvement of terms. The description set forth below is only a summary of the expected terms of the Declaration of Trust and the Bylaws (copies of which will be filed with the Securities and Exchange Commission following completion of the reorganization). See "Description of Shares of Crescent-Texas -- Ownership Limits and Restrictions on Transfer."

     STAGGERED BOARD OF TRUST MANAGERS. The Declaration of Trust and the Bylaws of Crescent-Texas will provide that the Board of Trust Managers will be divided into three classes of trust managers, each class constituting approximately one-third of the total number of directors, with the classes serving staggered three-year terms. The classification of the Board of Trust Managers will have the effect of making it more difficult for shareholders to change the composition of the Board of Trust Managers, because only a minority of the directors are up for election, and may be replaced by vote of the shareholders, at any one time. Crescent-Texas believes, however, that the longer terms associated with the classified Board of Trust Managers will help to ensure continuity and stability of Crescent-Texas's management and policies.

     The classification provisions also could have the effect of discouraging a third party from accumulating a large block of the capital shares of Crescent-Texas or attempting to obtain control of Crescent-Texas, even though such an attempt might be beneficial to Crescent-Texas and some, or a majority, of its shareholders. Accordingly, under certain circumstances shareholders could be deprived of opportunities to sell their Common Shares at a higher price than might otherwise be available.

     NUMBER OF TRUST MANAGERS; REMOVAL; FILLING VACANCIES. The Declaration of Trust also will provide that, subject to any rights of holders of Preferred Shares to elect additional trust managers under specified circumstances ("Preferred Holders' Rights"), the number of trust managers will be fixed by the Bylaws. In addition, the Declaration of Trust and the Bylaws will provide that, subject to any Preferred Holders' Rights, the number of trust managers will be fixed by the Board of Trust Managers, but must not be more than 25 nor less than three. In addition, the Bylaws will provide that, subject to any Preferred Holders' Rights, and unless the Board of Trust Managers otherwise determines, any vacancies (other than vacancies created by an increase in the total number of trust managers) will be filled by the affirmative vote of a majority of the remaining trust managers, although less than a quorum, and any vacancies created by an increase in the total number of trust managers may be filled by a majority of the entire Board of Trust Managers. Accordingly, the Board of Trust Managers could temporarily prevent any shareholder from enlarging the Board of Trust Managers and then filling the new directorship with such shareholder's own nominees.

     The Declaration of Trust and the Bylaws also will provide that, subject to any Preferred Holders' Rights, trust managers may be removed only for cause upon the affirmative vote of holders of at least 80% of the entire voting power of all the then-outstanding shares entitled to vote generally in the election of trust managers, voting together as a single class.

     RELEVANT FACTORS TO BE CONSIDERED BY THE BOARD OF TRUST MANAGERS. The Declaration of Trust will provide that, in determining what is in the best interest of Crescent-Texas in evaluating a "business combination," "change in control" or other transaction, a trust manager of Crescent-Texas shall consider all of the relevant factors, which may include (i) the immediate and long-term effects of the transaction on Crescent-Texas's shareholders, including shareholders, if any, who do not participate in the transaction; (ii) the social and economic effects of the transaction on Crescent-Texas's employees, suppliers, creditors and customers and others dealing with Crescent-Texas and on the communities in which Crescent-Texas operates and is located; (iii) whether the transaction is acceptable, based on the historical and current operating results and financial condition of Crescent-Texas; (iv) whether a more favorable price would be obtained for Crescent-Texas's shares or other securities in the future; (v) the reputation and business practices of the other party or parties to the proposed transaction, including its or their management and affiliates, as they would affect employees of Crescent-Texas;
(vi) the future value of the securities of Crescent-Texas; (vii) any legal or regulatory issues raised by the transaction; and (viii) the business and financial condition and earnings prospects of the other party or parties to the proposed transaction including, without limitation, debt service and other existing financial obligations, financial obligations to be incurred in connection with the transaction, and other foreseeable financial obligations of such other party or parties. Pursuant to this provision, the Board of Trust Managers may consider subjective factors affecting a proposal, including certain nonfinancial matters, and, on the basis of these considerations, may oppose a business combination or other transaction which, evaluated only in terms of its financial merits, might be attractive to some, or a majority, of Crescent-Texas's shareholders.

     ADVANCE NOTICE PROVISIONS FOR SHAREHOLDER NOMINATIONS AND SHAREHOLDER PROPOSALS. The Bylaws will provide for an advance notice procedure for shareholders to make nominations of candidates for trust manager or bring other business before an annual meeting of shareholders of Crescent-Texas (the "Shareholder Notice Procedure").

     Pursuant to the Shareholder Notice Procedure (i) only persons who are nominated by, or at the direction of, the Board of Trust Managers, or by a shareholder who has given timely written notice containing specified information to the Secretary of Crescent-Texas prior to the meeting at which trust managers are to be elected, will be eligible for election as trust managers of Crescent-Texas and (ii) at an annual meeting, only such business may be conducted as has been brought before the meeting by, or at the direction of the Chairman or the Board of Trust Managers or by a shareholder who has given timely written notice to the Secretary of Crescent-Texas of such shareholder's intention to bring such business before such meeting. In general, for notice of shareholder nominations or proposed business to be conducted at an annual meeting to be timely, it will be a requirement that such notice be received by Crescent-Texas not less than 70 days nor more than 90 days prior to the first anniversary of the previous year's annual meeting (which, for 1997, will be the 1996 annual meeting of Crescent-Maryland that was held on June 17, 1996).

     The purpose of requiring shareholders to give Crescent-Texas advance notice of nominations and other business is to afford the Board of Trust Managers a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business and, to the extent deemed necessary or desirable by the Board of Trust Managers, to inform shareholders and make recommendations about such nominees or business, as well as to ensure an orderly procedure for conducting meetings of shareholders. Although the Bylaws will not give the Board of Trust Managers power to block shareholder nominations for the election of trust managers or proposal for action, they may have the effect of discouraging a shareholder from proposing nominees or business, precluding a contest for the election of directors or the consideration of shareholder proposals if procedural requirements are not met, and deterring third parties from soliciting proxies for a non-management proposal or slate of trust managers, without regard to the merits of such proposal or slate.

     PREFERRED SHARES. The Declaration of Trust will authorize the Board of Trust Managers to establish one or more series of Preferred Shares and to determine, with respect to any series of Preferred Shares, the preferences, rights and other terms of such series. See "Description of Shares of Crescent-Texas -- Preferred Shares." Crescent-Texas believes that the ability of the Board of Trust Managers to issue one or more series of Preferred Shares will provide Crescent-Texas with increased flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs. The authorized Preferred Shares will be available for issuance without further action by Crescent-Texas's shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which Crescent-Texas's securities may be listed or traded. Although the Board of Trust Managers has no present intention to do so, it could, in the future, issue a series of Preferred Shares which, due to its terms, could impede a merger, tender offer or other transaction that some, or a majority, of the shareholders of Crescent-Texas might believe to be in their best interests or in which shareholders might receive a premium over then prevailing market prices for their Common Shares.

     AMENDMENT OF DECLARATION OF TRUST. The Declaration of Trust will provide that it may be amended only by the affirmative vote of the holders of not less than two-thirds of the votes entitled to be cast.

     RIGHTS TO PURCHASE SECURITIES AND OTHER PROPERTY. The Declaration of Trust will authorize the Board of Trust Managers to create and issue rights entitling the holders thereof to purchase from Crescent-Texas shares of beneficial interest or other securities or property. The times at which and terms upon which such rights are to be issued are within the discretion of the Board of Trust Managers. This provision is intended to confirm the authority of the Board of Trust Managers to issue share purchase rights which could have terms that would impede a merger, tender offer or other takeover attempt, or other rights to purchase securities of Crescent-Texas or any other entity.

     BUSINESS COMBINATIONS. The Declaration of Trust will establish special requirements with respect to "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between Crescent-Texas and any person who beneficially owns, directly or indirectly, 10% or more of the voting power of Crescent-Texas's shares (an "Interested Shareholder"), subject to certain exemptions. These provisions will be structured to duplicate, as nearly as possible, the existing Maryland corporate statutes relating to business combinations. In general, the Declaration of Trust will provide that an Interested Shareholder or any affiliate thereof may not engage in a "business combination" with Crescent-Texas for a period of five years following the date he becomes an Interested Shareholder. Thereafter, pursuant to the Declaration of Trust, such transactions will be required to be (i) approved by the Board of

Trust Managers of Crescent-Texas and (ii) approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of voting shares other than voting shares held by the Interested Shareholder with whom the business combination is to be effected, unless, among other things, the holders of Common Shares receive a minimum price (as such term will be defined in the Declaration of Trust) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for his shares. These provisions of the Declaration of Trust will not apply, however, to business combinations that are approved or exempted by the Board of Trust Managers of Crescent-Texas prior to the time that the Interested Shareholder becomes an Interested Shareholder.

     CONTROL SHARE ACQUISITIONS. The Declaration of Trust will provide that "control shares" of Crescent-Texas acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast by shareholders, excluding shares owned by the acquiror, officers of Crescent-Texas and employees of Crescent-Texas who are also trust managers of Crescent-Texas. These provisions will be structured to duplicate, as nearly as possible, the existing Maryland corporate statutes relating to control share acquisitions. Accordingly, "control shares" will be defined as shares which, if aggregated with all other shares previously acquired which the person is entitled to vote, would entitle the acquiror to vote (i) 20% or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority of the outstanding shares. Control shares will not include shares that the acquiring person is entitled to vote on the basis of prior shareholder approval. A "control share acquisition" will be defined as the acquisition of control shares, subject to certain exemptions that will be enumerated in the Declaration of Trust.

     The Declaration of Trust will provide that a person who has made or proposed to make a control share acquisition and who has obtained a definitive financing agreement with a responsible financial institution providing for any amount of financing not to be provided by the acquiring person may compel the Board of Trust Managers of Crescent-Texas to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the Declaration of Trust will permit Crescent-Texas itself to present the question at any shareholders' meeting.

     Pursuant to the Declaration of Trust, if voting rights are not approved at a shareholders' meeting or if the acquiring person does not deliver an acquiring person statement as required by the Declaration of Trust, then, subject to certain conditions and limitations to be set forth in the Declaration of Trust, Crescent-Texas will have the right to redeem any or all of the control shares, for fair value determined, without regard to voting rights, as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. Under the Declaration of Trust, if voting rights for control shares are approved at a shareholders' meeting and as a result the acquiror would be entitled to vote a majority of the shares entitled to vote, all other shareholders will have the rights of dissenting shareholders under the TRA.
The Declaration of Trust also will provide that the fair value of the shares for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition, and that certain limitations and restrictions of the TRA otherwise applicable to the exercise of dissenters' rights will not apply.

     These provision of the Declaration of Trust will not apply to shares acquired in a merger, consolidation or share exchange if Crescent-Texas is a party to the transaction, or if the acquisition is approved or excepted by the Declaration of Trust or Bylaws of Crescent-Texas prior to a control share acquisition.

     OWNERSHIP LIMIT. The limitation on ownership of shares of Common Shares set forth in the Declaration of Trust of Crescent-Texas could have the effect of discouraging offers to acquire Crescent-Texas and of increasing the difficulty of consummating any such offer. See "Description of Shares of Crescent-Texas
- -- Ownership Limits and Restrictions on Transfer."

            UNIT OPTION PLAN AND GRANT OF OPTIONS TO PURCHASE UNITS

     On July 16, 1996, the Board of Directors of Crescent Real Estate Equities, Ltd., a Delaware corporation which is the general partner (the "General Partner") of Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), of which Crescent-Maryland (or, following completion of the reorganization described above under "Reorganization," Crescent-Texas) owns an approximately 79% indirect beneficial interest, adopted the 1996 Crescent Real Estate Equities Limited Partnership Unit Incentive Plan (the "1996 Unit Incentive Plan"). Crescent-Maryland or Crescent-Texas, as the case may be, is referred to in this section as "Crescent Equities."

     The purpose of the 1996 Unit Incentive Plan is to promote the growth and general prosperity of the Operating Partnership by permitting the General Partner to grant options to acquire ownership units in the Operating Partnership (the "Units") to certain of its employees. The grant of options to acquire Units is designed to reward those officers of the General Partner who provide valuable service and encourage the continuation of such service by offering them the opportunity to become limited partners in the Operating Partnership through the acquisition of Units. The 1996 Unit Incentive Plan provides for the grant of up to 2,000,000 Units, all of which were granted on July 16, 1996, as described below. Subject to approval by the securityholders of Crescent Equities of the right to exchange the Units for shares of Common Stock, the Units are exchangeable for shares of Common Stock (or, as the case may be, for Common Shares) on a one-for-one basis (or, at the option of Crescent Equities, for cash or a combination of securities and cash).

     Pursuant to the 1996 Unit Incentive Plan, the General Partner, with the approval and ratification of both the Executive Compensation Committee of Crescent Equities, and the full Board of Directors of Crescent Equities, in its capacity as the sole shareholder of the General Partner, granted options to each of John C. Goff, the Chief Executive Officer of Crescent Equities and the General Partner, and Gerald W. Haddock, the President and Chief Operating Officer of Crescent Equities and the General Partner, on July 16, 1996. Each of Messrs. Goff and Haddock was granted an option (the "Option") to purchase from the Operating Partnership all or any part of a total of 1,000,000 Units at a price of $35.125 per Unit. The option price is equal to the fair market value of a Unit on the date of grant. The fair market value of a Unit for purposes of the 1996 Unit Incentive Plan is the last sale price for the Common Stock on the date of grant, as reported on the New York Stock Exchange.

     Each of the Options has a 10 year term and vests over a period of seven years from the date of grant according to the following schedule:

          Percentage of
          Units  Exercisable                 Date Exercisable
          ------------------  ----------------------------------------
          14.28%              After one year from the Date of Grant
          28.56%              After two years from the Date of Grant
          43.14%              After three years from the Date of Grant
          57.42%              After four years from the Date of Grant
          71.70%              After five years from the Date of Grant
          85.98%              After six years from the Date of Grant
          100%                After seven years from the date of Grant


Notwithstanding the foregoing, if the fair market value of the Common Stock equals or exceeds $50.00 for each of ten consecutive trading days, an additional 250,000 Units (or such lesser number as may be unvested at such time) shall vest and become exercisable. In that event, the remaining unvested portion of the Option will vest ratably through the seventh anniversary of the original date of grant.

     Upon the death, disability or retirement of either Mr. Goff or Mr. Haddock, his Option will become fully exerciseable and remain exercisable for the remaining unexpired term thereof. Upon the termination of the employment of either Mr. Goff or Mr. Haddock for "cause," as defined in the 1996 Unit Incentive Plan, or otherwise, further vesting under his Option shall cease, and his Option shall expire at the end of its initial term.

     In the event of the involuntary termination of the employment of either
Mr. Goff or Mr. Haddock (other than for cause) or the voluntary termination of either for "good reason" within two years following a change in control of Crescent Equities, his Option will become fully vested and exercisable. Termination for "good reason" is defined in the 1996 Unit Incentive Plan as a reduction in the employee's aggregate cash compensation, the assignment of the employee to a position that does not have comparable duties to those exercised by the employee prior to the change in control, or a geographical relocation or attempted relocation of the employee to a location more than fifty miles distant from Fort Worth, Texas without the employee's consent.

        Under the 1996 Unit Incentive Plan, the Units that may be purchased by Messrs. Goff and Haddock are not exchangeable for shares of Common Stock until the securityholders of Crescent Equities approve exchange rights for such Units and such shares are approved for listing. It is anticipated that Crescent Equities will submit a proposal to approve exchange rights for the Units that may be purchased by Messrs. Goff and Haddock under the 1996 Unit Incentive Plan to its securityholders at the 1997 annual meeting of securityholders.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      1.   Financial Statements of Businesses Acquired.

Not applicable.

      2.   Pro Forma Financial Information.

Not applicable.

      3.   Exhibits.

None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  September 10, 1996     CRESCENT REAL ESTATE EQUITIES, INC.



                               By:  /s/ Dallas E. Lucas
                                    -------------------------
                                    Dallas E. Lucas
                                     Senior Vice President and
                                      Chief Financial Officer